Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 24 0.14a-12

ICC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐    Fee paid previously with preliminary materials.

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225 20th Street | Rock Island, IL 61201 P: 309-793-1700| www.ilcasco.com

ICC Holdings. Inc.

225 20th Street

Rock Island, Illinois 61204

April 20, 2018

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2018 ICC Holdings, Inc. Annual Shareholders Meeting. It will be held on Tuesday, May 22, 2018 at 8:00 a.m. Central Daylight Time at the offices of Illinois Casualty Company, 225 20th Street, Rock Island, Illinois. Directions to our corporate offices can be found on the Investor Relations page of our website at http://ir.iccholdingsinc.com.

Business scheduled to be considered at the meeting includes the election of directors and ratification of BKD, LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2017 and their impact on you and your Company.

We are furnishing our proxy materials by mail as well as making materials available via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in ICC Holdings, Inc. as well as your confidence in, and support of, our future.

Sincerely,

/s/ Arron Sutherland

Arron K. Sutherland

President, Chief Executive Officer and Director

ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61201

_____________________________________________________________

Notice of THE 2018 Annual Meeting of Shareholders

May 22, 2018

_____________________________________________________________

To the Shareholders of ICC Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders of ICC Holdings, Inc. will be held on Tuesday, May 22, 2018 at 8:00 a.m. Central Time at the offices of ICC Holdings, Inc., 225 20th Street, Rock Island, Illinois 61201, to:

1.

Elect three  (3) Class I director nominees to the Board of Directors of ICC Holdings, Inc, each to serve until the 2021 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been elected and qualified;

2.	Ratify the appointment of BKD, LLP. as the Company’s independent registered public accounting firm for the current fiscal year; and
3.	Transact such other business as may properly be brought before the meeting.

Each share of the Company’s common stock will be entitled to one vote upon all matters described above. Only holders of common stock of the Company at the close of business on March 29, 2018 are entitled to notice of and to vote at the Annual Meeting. A list of these shareholders of record is available at the corporate offices of ICC Holdings, Inc. and will be available at the Annual Meeting.

By Order of the Board of Directors

/s/ Arron Sutherland

Arron K. Sutherland

President, Chief Executive Officer and Director

Rock Island, Illinois

April 20, 2018

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•	By Internet: you have the option to vote your shares over the Internet in accordance with the instructions provided on your proxy card;
•	By Phone: you can also vote your shares by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: you can vote your shares by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

Important Notice Regarding Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on Tuesday, May 22, 2018

The Proxy Statement and Annual Report to Shareholders for the year ended

December 31, 2017 are available at http://www.proxydocs.com/ICCH.

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 ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61204

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 22, 2018

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the 2018  Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8 a.m. Central Daylight Time on Tuesday, May 22, 2018, at the offices of Illinois Casualty Company, 225 20th Street, Rock Island, Illinois.

The Company intends to mail the Annual Meeting proxy materials to shareholders on or about April 20, 2018.  Information included in this Proxy Statement is as of April 17, 2018.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s bylaws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote in one of the following ways:

•

By Internet. Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card available in order to submit their proxy over the Internet.

•

By Telephone. Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card. Shareholders will need to have the control number appearing on their proxy card available in order to submit their proxy by telephone.

•	By Mail. Shareholders may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.
•

At the Meeting. The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s instructions. If you return a signed proxy card without any voting instructions, your shares will be voted as recommended by the Board of Directors.

Revocation of Proxies

All proxies delivered by shareholders of record pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder (1) by giving written notice to the Corporate Secretary at the Annual Meeting,  (2) by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or (3) by voting in person at the Annual Meeting. If your shares are held in “street name” (that is, through a broker, trustee, or other

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holder of record), you will receive a proxy card from your broker seeking instructions as to how your shares should be voted.  You will need to follow those instructions in order to revoke your proxy prior to the meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Additional Information

Directors are elected by a plurality of votes cast. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld and broker non-votes are deemed present at the meeting and thus will be counted for quorum purposes. Votes withheld from a particular nominee and broker non-votes will not constitute or be counted as votes cast for such nominee. The outcome of the votes to ratify the selection of BKD LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Two) requires the favorable vote of a majority of the votes cast on those matters. With respect to Proposal Two, shareholders may vote “For,” “Against” or “Abstain” on each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will not constitute or be counted as votes cast, and will not affect the outcome on, Proposal Two.

Brokers who hold shares for the accounts of their clients in “street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the rules of the New York Stock Exchange and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Two, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections. As a result, your broker will not be able to vote your shares on Proposal One without your direction.  Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent. You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 29, 2018, the record date, shall be entitled to vote at the 2018 Annual Meeting. As of the record date, the Company had 3,500,000 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2018 Annual Meeting.

COST OF PROXY SOLICITATION

The solicitation of proxies is being made by the Company, and the Company will bear the cost of solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NASDAQ Stock Market LLC “NASDAQ”, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s common stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2017 Annual Report on Form 10-K are available on the Company’s website at http://ir.iccholdingsinc.com and at www.proxydocs.com/ICCH.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as of March 29, 2018, the only persons known by us to be beneficial owners of five percent or more of the outstanding shares of our common stock were as follows:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
R. Kevin Clinton(1)	600,000	17.14%
6410 Oakencliffe Ln.
East Lansing, Michigan 48823

Rock Island Investors, LLC(2)	400,000	11.43%
c/o Domain Capital Advisors, LLC
1230 Peachtree Street NE, Suite 3500
Atlanta, Georgia 30309

ICC Holdings, Inc. Employee Stock Ownership Plan(3)	350,000	10.00%
225 20th Street
Rock Island, Illinois 61201

Tuscarora Wayne Insurance Company	200,000	5.71%
41908 Route 6
PO Box 7
Wyalusing, Pennsylvania 18853-0007

Annette Flood(4)	200,000	5.71%
c/o R. Kevin Clinton
6410 Oakencliffe Ln.
East Lansing, Michigan 48823

(1)

Includes R. Kevin Clinton Irrevocable Trust for Avery Anne Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Connor Richard Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Colleen Casey Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Ryan Kevin Clinton u/a/d December 13, 2012, Marilyn J. Clinton Trust Agreement Dated August 29, 2001, R. Kevin Clinton, IRA. This information is based upon a Schedule D13 filing dated April 17, 2017 made with the SEC.

(2)	Includes Domain Capital Advisors, LLC, Leardo Asset Management, LLC and Patrick R. Leardo. This information is based upon a Schedule 13G filing dated March 28, 2017 made with the SEC.
(3)

The Company's Employee Stock Ownership Plan (ESOP), held 21,878.2283 shares which have been allocated to participants of the plan. The ESOP has no sole voting or sole dispositive power with respect to the allocated shares. Each ESOP participant or beneficiary may direct the ESOP as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The ESOP has sole voting power with respect to all unallocated shares (328,121.7717). With respect to allocated shares for which no votes are received, the ESOP will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received. This information is based upon a Form 4/A filing dated February 13, 2018 made with the SEC.

(4)	Includes Annette E. Flood IRA, Oppenheimer & Co., Cust., and Clifford T. Flood IRA, Oppenheimer & Co., Cust. This information is based upon a Form 13G filing dated April 17, 2017 made with the SEC.

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DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of March 29, 2018.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Howard Beck	26,611	*
Scott Burgess	—	*
R. Kevin Clinton	600,000	17.1%
James Dingman	10,000	*
Joel Heriford	—	*
John Klockau	115,000	3.3%
Jerry Pepping	10,000	*
Daniel Portes	5,000	*
Rickey Plunkett	3,004	*
Norman Schmeicel	8,221	*
Christine Schmitt	15,000	*
Mark Schwab	20,000	*
Michael Smith	20,910	*
Kathleen Springer	3,500	*
Julia Suiter	3,091	*
Arron Sutherland	47,851	1.4%

All Directors and Executive Officers as a Group (16 persons)	888,188	25.4%

*Less than 1% of Class.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the SEC and NASDAQ. Copies of these reports must also be furnished to the Company. Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2017, the reporting persons have compiled with all filing requirements of Section 16(a).

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PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, three (3) Class I directors are to be elected.  Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the three nominees named below. The nominees for election as Class I directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class I directors.

STAGGERED BOARD

Our articles of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•	Class I directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2021, consists of Messrs. Dingman, Klockau, and Pepping;
•	Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2019, consists of Messrs. Burgess and Sutherland, and Ms. Schmitt; and
•	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2020, consists of Messrs. Clinton, Heriford, Portes, and Schwab.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation or removal.

NOMINEES

Messrs. James R. Dingman, John R. Klockau, and Gerald J. Pepping are standing for election. Each is nominated to serve for a three-year term expiring in 2021.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” election of all four nominees listed above.

DIRECTOR INFORMATION

The biographical profiles on the following pages contain certain information with respect to the Board of Directors.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Scott T. Burgess	69	2014

Mr. Burgess has been a Senior Managing Director of Griffin Financial since 2011, providing insurance carriers with a broad range of strategic, financial and transactional investment banking services. From 2003 to 2011, he was a Treaty Producer and Senior Vice President of Willis Group, a global reinsurance specialist. He worked with Munich Reinsurance America, Inc. (originally American Re-insurance Company) from 1980 to 2003. Mr. Burgess began his career at Chubb & Son, Inc. in various underwriting and management positions. He also serves on the board of directors of Tuscarora Wayne Mutual Group, Inc., Susquehanna Capital Corp., Tuscarora Wayne Insurance Company, Keystone National Insurance Company and Lebanon Valley Insurance Company. Mr. Burgess attended the U.S. Air Force Academy and holds a B.S., Marketing from the University of Maine. Through Mr. Burgess’ experience in the insurance industry and service on other corporate boards, he has dealt with a wide range of issues including reinsurance, risk management, and strategic planning. These attributes were significant in the decision to appoint him as a member of the Board of Directors.

R. Kevin Clinton	63	2017

Mr. Clinton has been a professor and Director of the Actuarial Science Program of Michigan State University since August 2015. From November 2013 to April 2015, he served as the State Treasurer of the State of Michigan and a member of the Governor’s cabinet. Mr. Clinton was part of the team that brought the City of Detroit out of bankruptcy. From April 2011 to November 2013, he served as the Commissioner of Insurance of the State of Michigan and Director of the Michigan Department of Insurance and Financial Services (MDIFS), which regulates state insurance companies, banks, credit unions and other financial institutions. Mr. Clinton was President and Chief Executive Officer of American Physicians Capital, Inc., a publicly traded insurance company, from 2004 until its sale to The Doctors Company in October 2010. He was Vice President and Chief Operating Officer of that company from 2001 to 2003. From 1997 to 2001, Mr. Clinton was President and Chief Executive Officer of MEEMIC Insurance Company, a personal lines insurer which converted from a mutual to stock company and became a publicly traded company in 1999. From 1990 to 1997, he worked at ProNational Insurance Company, holding the positions of Chief Financial Officer from 1996 to 1997 and Vice President of Underwriting from 1990 to 1995. Mr. Clinton was a consulting actuary from 1986 to 1990. He was the Chief Actuary of the State of Michigan Insurance Bureau, which is now part of the MDIFS, from 1982 to 1986. Mr. Clinton graduated from the University of Michigan (B.S. Business Administration; Masters of Actuarial Science), and was inducted as a Fellow of the Casualty Actuarial Society in 1982. Mr. Clinton is required to be nominated as a director pursuant to a purchase agreement, dated as of September 6, 2017, between the Company, Illinois Casualty Company, and certain investors, including Mr. Clinton. Mr. Clinton’s experience in all aspects of the insurance industry, including as an insurance regulator, were important in the decision of the Board of Directors to appoint him as a member of the Board of Directors.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
James R. Dingman	64	2009

Mr. Dingman served for over twenty years as CEO of BankORION, an independent community bank with 7 offices and $400 million in assets. Mr. Dingman currently serves as Chairman of BankORION and its holding company, Orion Bancorporation, Inc. For all of those years, he has managed the bank investment portfolio, valued in excess of $150 million. Mr. Dingman is a graduate of the University of Iowa, holds a Master’s Degree from St. Ambrose University, and graduated with distinction from the Southwestern Graduate School of Banking. He has served in a Board capacity for several local organizations, including the Community Bankers Association of Illinois. Through Mr. Dingman’s extensive financial experience and other activities, he has dealt with a wide range of issues including audit and financial reporting, risk management, and strategic planning. These experiences qualify him to service as a member of our Board of Directors.

Joel K. Heriford	61	2004

Mr. Heriford is an attorney with Burch & Cracchiolo, P.A. in Phoenix, Arizona. Mr. Heriford previously practiced law with the law firms of Stanley, Lande & Hunter P.C. in Davenport, Iowa, and Wessels, Stojan & Stephens, P.C., Rock Island, Illinois. Mr. Heriford graduated from Illinois State University, Normal, Illinois (B.S. Accounting), and from De Paul University College of Law (J.D.). Mr. Heriford is also a Certified Public Accountant (Inactive), and previously worked with an international accounting firm prior to attending law school. Mr. Heriford is admitted to practice law in Arizona, Illinois and Iowa. Mr. Heriford’s legal and accounting experience provide the Board of Directors with valuable insight into issues relevant to our business. These experiences qualify him for service as a member of the Board of Directors.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
John R. Klockau	66	2004

Mr. Klockau attended Shimer College in Waukegan, Illinois. He began his insurance career in 1972 with Illinois Casualty Company. He served in a variety of capacities before being named to the position of President in 1989, from which he resigned in July of 2009. Mr. Klockau is recognized as an expert in the investigation, negotiation and settlement of dram shop claims. Mr. Klockau serves on the Board of Directors of Rockford Mutual Insurance Company and is involved in various community activities. Through Mr. Klockau’s experience in the insurance industry, he has dealt with a wide range of issues including reinsurance, risk management, and strategic planning. These attributes were significant in the decision to appoint him as a member of the Board of Directors.

Gerald J. Pepping	59	2007

Mr. Pepping is an attorney with Pepping, Balk, Kincaid & Olson, Ltd. where he has been a partner since 1989. Mr. Pepping is a member of the Illinois State Bar Association, Iowa State Bar Association and Rock Island County Bar Association. He received his CPA in 1980 and is a member of the Iowa Society of CPA’s. Mr. Pepping is licensed to practice law in Illinois and Iowa and is licensed to practice before the U.S. District Court Central District of Illinois, the U.S. Seventh Court of Appeals and the U.S. Tax Court. Mr. Pepping graduated from the University of Iowa with a BBA in Accounting with highest distinction and received his Juris Doctorate from the University Of Illinois College Of Law. Mr. Pepping’s legal and business experience provide the Board of Directors with valuable insight into issues relevant to our business. This experience is important in qualifying him for service as a member of the Board of Directors and as Chairman of the Board of Directors.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Daniel H. Portes	64	2010

Mr. Portes is the Chairman and owner of Management Resources Group (MRG), a talent management company located in Davenport, Iowa. MRG specializes in senior level executive retained search, outplacement, coaching, assessments, organizational development, team building and conflict resolution. Mr. Portes possesses over 31 years of management experience. He is an active member of a number of community boards and organizations, and is past chairman of the Iowa Quad Cities Chamber of Commerce and was named the 2000-2001 Community Leader of the Year. He has served on the Davenport School District and Putnam Museum boards and is a past president of Temple Emanuel. Currently he serves on the board of directors for the Quad City Chamber of Commerce. Mr. Portes was in the leadership role in the passage of the local option sales tax initiative for Scott County Public Schools. Mr. Portes’ business experience provides the Board of Directors with valuable insight into issues relevant to our business, including executive compensation. This experience is important in qualifying him for service as a member of the Board of Directors.

Christine C. Schmitt	61	2015

Ms. Schmitt is CFO North America Insurance Operations of AmTrust North America, a subsidiary of AmTrust Financial Services, Inc., a publicly traded holding company and provider of specialty property and casualty insurance focusing on workers’ compensation and commercial package coverage for small business, specialty risk and extended warranty coverage sold throughout the United States and Internationally with over $20 billion in assets. She oversees financial management reporting and systems for the 25+ North America insurance companies and a liaison with auditors, actuaries and financial operations. From 2012 to June 2016, she was Treasurer and Controller for Fidelity & Guaranty Life Insurance Company. From 2011 to 2015, she also served as a director and Chair of the Audit Committee of Michigan Millers Mutual Insurance Company. Ms. Schmitt previously served as Senior Vice President & CFO for FinCor Holdings, Inc., a medical professional liability insurance company, and MEEMIC Insurance Company, a personal lines insurance company, and was an audit manager at PricewaterhouseCoopers LLP. She is a Certified Public Accountant and Chartered Global Management Accountant and is a member of Financial Executives International, National Association for Female Executives, American Institute of CPA’s and Michigan Association of CPA’s. Ms. Schmitt has a BS, Business Administration, Accounting major, from Wayne State University. The financial acumen that Ms. Schmitt obtained through her insurance industry experience and service on other corporate boards were attributes important in qualifying her for service as a member of the Board of Directors.

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		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND
Mark J. Schwab	68	2008

Mr. Schwab is retired and was, until December 2016, a Client Advisor and former Area President of Trissel, Graham & Toole division of Arthur J. Gallagher insurance agency, Davenport, Iowa. He is a graduate of the University of Iowa and has taught insurance at St. Ambrose University. He started his career as a field claims adjuster and later was a commercial liability and workers compensation claims supervisor. Mr. Schwab holds the Chartered Property and Casualty Underwriter and Associate in Risk Management designations. He has served as president of the Quad City Chapter of CPCU, Quad Cities Claims Association, Quad Cities Insurance Education Council and Independent Insurance Agents of Scott County. Mr. Schwab was the 2003-05 board chair for United Way of the Quad-Cities. Through Mr. Schwab’s experience in the insurance industry, he has dealt with a wide range of issues including risk management, agency relationships and strategic planning. This experience was significant in the decision to appoint him as a member of the Board of Directors.

Arron K. Sutherland	49	2007

Mr. Sutherland is Chief Executive Officer of the Company. He has served as the CEO since 2010 and formerly as Chief Financial Officer from 2006 to 2010. Mr. Sutherland has more than 20 years’ experience in the insurance and finance industry and holds a CPA and CPCU designation. Prior to joining ICC, he was employed for more than 15 years in the accounting field including ten years of P&C experience with Frankenmuth Financial Group. Mr. Sutherland received his B.A. in Accounting from Michigan State University and his M.B.A. from Saginaw State University.

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PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BKD LLP (“BKD”), the Company’s independent registered public accounting firm since 2016, as the Company’s independent registered public accounting firm for 2018, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of BKD is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of BKD are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of common stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” Proposal Two and the ratification of selection of BKD LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by BKD, the Company’s Independent Registered Public Accounting Firm  for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2017	2016
Audit Fees (1)	$184,825	$145,000
Audit-Related Fees (2)	$51,052	$159,382
Tax Fees
Tax Compliance	$15,750	$15,000
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$251,627	$319,382

(1) Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company and review of quarterly consolidated financial statements.

(2) Audit-related fees are for professional services rendered for the statutory audit of certain subsidiaries and procedures related to the Company’s filing of Form S-1 and travel costs.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. In order to determine which of our directors are independent, we have elected to utilize the standards for independence established under the NASDAQ listing standards. Under this standard, an independent director is a person other than an executive officer or employee of ICC or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons will not be considered independent:

•	a director who is, or at any time during the past three years was, employed by us;
•

a director who accepted or who has a spouse, parent, child or sibling, whether by blood, marriage or adoption, or any other person who resides in his home, hereinafter referred to as a “Family Member”, who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of Illinois Casualty; or benefits under a tax-qualified retirement plan, or non-discretionary compensation).

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (excluding payments arising solely from investments in our securities; or payments under non-discretionary charitable contribution matching programs).

•

a director of ICC who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three (3) years any of our executive officers served on the compensation committee of such other entity; or

•

a director who is, or has a Family Member who is, a current partner of our outside auditor, or was a partner or employee of the company’s outside auditor who worked on our audit at any time during any of the past three (3) years.

Under this criteria, all directors except Arron K. Sutherland are independent. Only independent directors serve on the Company’s Audit Committee, Nominating and Governance Committee, and Compensation Committee.

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BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Directors as of December 31, 2017:

Director	Independent	Management
Scott T. Burgess	X
R. Kevin Clinton	X
James R. Dingman	X
Joel K. Heriford	X
John R. Klockau	X
Jerry J. Pepping	X
Daniel H. Portes	X
Christine C. Schmitt	X
Mark J. Schwab	X
Arron K. Sutherland		X

DIRECTOR NOMINATION POLICY

The Nominating and Governance Committee of the Company considers director candidates based upon a number of qualifications, qualities, skills, and other expertise required to be a director

The Nominating and Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance.

The Nominating and Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 25. In addition, the Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Governance section at http://ir.iccholdingsinc.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NASDAQ.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so, should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chairman of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

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COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore the Audit Committee will review and approve all related party transactions and transactions raising potential conflicts of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. John R. Klockau, a director of the Company, held two surplus note from the Company totaling $1,150,000 which were converted into 115,000 shares of the Company’s common stock on March 17, 2017. Mr. Klockau received a payment for interest on the surplus notes of $12,975 during the three months ended March 31, 2017 and $64,000 for the year ended 2016. Additionally, Mr. Klockau is a claims consultant and was paid $16,230 and $12,944 in 2017 and 2016, respectively, related to his services to the Company.

Mr. Kevin Clinton is a director of the Company and owns more than 10% of the Company’s outstanding shares of common stock. Mr. Clinton was paid $1,330 and $0 in 2017 and 2016, respectively, for travel reimbursement costs in accordance with the Company’s normal reimbursement policy.

Mr. Scott T. Burgess is a director of the Company and a Senior Managing Director of Griffin Financial Group. Mr. Burgess was paid $2,690 and $2,190 in 2017 and 2016, respectively. Griffin Financial Group was paid $893,240 and $9,910 in 2017 and 2016, respectively. Griffin and Stevens & Lee are affiliated. Stevens & Lee is a full-service law firm that was paid $46,286 and $630,125 as of December 31, 2017 and 2016, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

The ICC Holdings, Inc. Board has three standing committees: Audit, Compensation and Succession,  and Nominating and Governance. Additionally, two committees will eventually transition from the Illinois Casualty Company Board over to the holdings company board. These additional committees include the Enterprise Risk Management and Executive. The Audit, Nominating and Governance, and Compensation and Succession Committees are composed solely of independent directors in compliance with the Company’s requirements and the NASDAQ Listing Standards. The Nominating and Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for the Audit, Nominating and Governance, and Compensation and Succession Committees are available on the Company’s website under the Governance section at http://ir.iccholdingsinc.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met eight times in 2017 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results.  The committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;
•	reviewed the adequacy of the Company’s internal controls;
•	reviewed the extent and scope of audit coverage;
•	reviewed quarterly financial results;
•	monitored selected financial reports;
•	assessed the auditors’ performance; and
•	selected the Company’s independent registered public accounting firm.

The Audit Committee is responsible for approving every engagement of BKD to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before BKD is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to

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the audit of our financial statements. The Audit Committee meets in executive session with the independent registered public accounting firm periodically.

For all Audit Committee meetings taking place during 2017, the Audit Committee consisted of Ms. Schmitt (Committee Chairman), and Messrs. Dingman, Heriford, and Pepping. Effective December 5, 2017, the Audit Committee now consists of Ms. Schmitt (Committee Chairman), and Messrs. Clinton, Dingman, and Heriford.  In addition, our Board of Directors has determined that Ms. Schmitt is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee Report is set forth later in this proxy statement.

COMPENSATION AND SUCCESSION COMMITTEE

The Company’s Compensation and Succession Committee, composed exclusively of independent directors, met seven times in 2017. The Compensation Committee meets to do the following:

•

review and approve the corporate goals and objectives applicable to the compensation of the chief executive officer (CEO), evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation based on this evaluation.

•	review and approve or make recommendations to the Board regarding the compensation of all other executive officers.
•	review and make recommendations to the Board for approval, incentive compensation plans and equity-based plans, which includes the ability to adopt, amend, and terminate such plans.
•

review and make recommendations to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend, and terminate such agreements, arrangements or plans.

•

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

•	review all director compensation and benefits for service on the Board and Board committees and to recommend any changes to the Board as necessary.
•

develop and recommend to the Board for approval a leadership succession plan (the “Succession Plan”), to review the Succession Plan periodically with the CEO, develop and evaluate potential candidates for the CEO or other executive positions and recommend to the Board any changes to, and any candidates for succession under, the Succession Plan.

For all the Compensation and Succession Committee meetings taking place during 2017, the Compensation and Succession Committee consisted of Messrs. Portes (Committee Chairman), Heriford and Schwab and Ms. Schmitt.  Effective December 5, 2017, the Compensation and Succession Committee consists of Ms. Schmitt (Committee Chairman) and Messrs. Clinton, Dingman and Heriford.

NOMINATING AND GOVERNANCE COMMITTEE

The Company’s Nominating and Governance Committee, composed exclusively of independent directors. The Nominating and Governance committee met two times in 2017. The Nominating and Governance Committee meets to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating and Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The Nominating and Governance Committee identifies and reviews qualified individuals as potential new director candidates.

For all Nominating and Governance Committee meetings taking place during 2017, the Nominating and Governance Committee consisted of Messrs. Pepping (Committee Chairman), Dingman, and Klockau. Effective December 5, 2017, the Nominating and Governance Committee now consists of Messrs. Schwab (Committee Chairman), Burgess, and Ms. Schmitt.

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ENTERPRISE RISK MANAGEMENT COMMITTEE

The Enterprise Risk Management Committee of Illinois Casualty Company’s board of directors met four times in 2017 to review and make recommendations to the Board with respect to financial, reputational, and other issues and risks of the Company.

The Enterprise Risk Management Committee consists of Messrs. Burgess (Committee Chairman), Portes,  Schwab, and Sutherland.

EXECUTIVE COMMITTEE

The Executive Committee of Illinois Casualty Company’s board of directors met four times in 2017 to handle legal formalities and technicalities concerning administrative operations.

The Executive Committee consists of Messrs. Burgess (Committee Chairman), Clinton, Portes, Schwab, and Sutherland.

COMMITTEE MEMBERSHIP

Enterprise
		Compensation/	Nominating/	Risk
Director	Audit	Succession	Governance	Management (1)	Executive (1)
Scott T. Burgess			X	X*
R. Kevin Clinton	X			X
James R. Dingman	X
Joel K. Heriford	X	X
John R. Klockau					X
Jerry J. Pepping					X*
Daniel H. Portes		X*		X
Christine C. Schmitt	X*	X	X
Mark J. Schwab		X	X*	X
Arron K. Sutherland				X	X

* Chair of Committee

(1) Committee currently resides at the ICC Board

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2017,  four regular meetings of the Board of Directors were held with all directors in attendance. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present.

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DIRECTOR COMPENSATION

The following table summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2017.

Director	Fees Earned or Paid in Cash ($)	Total ($)
Jerry J. Pepping	37,500	37,500
Scott T. Burgess	28,000	28,000
R. Kevin Clinton	21,000	21,000
James R. Dingman	30,000	30,000
Joel K. Heriford	30,000	30,000
John R. Klockau	28,000	28,000
Daniel H. Portes	28,000	28,000
Christine C. Schmitt	33,000	33,000
Mark J. Schwab	28,000	28,000

In 2017, the Compensation and Succession Committee engaged Pearl Meyer & Partners, an independent executive compensation firm to evaluate director compensation.  The consulting firm calculated director pay levels based on the current board and committee meeting schedule, and current committee sizes and roles.  This information was benchmarked against comparative peer group companies based on proxy statement disclosure as well as general industry survey data.  The analysis found that director pay was below market and did not provide an annual retainer which is common practice in the public arena.

In February 2017, recognizing our move to the public sector, the Board approved a new payment structure that better aligns the Company with the market. Under the structure, each non-employee director will receive an annual cash retainer for service of $28,000. Mr. Clinton, who joined the Board after the first quarter of 2017, received $21,000.   In addition, Mr. Pepping received $7,500 for his work as Chairman of the Board, and Ms. Schmitt received $5,000 for her work as Audit Committee Chair.  Mr. Pepping, Mr. Dingman, and Mr. Heriford each received an additional $2,000 for their work on the Audit Committee.

A director who is also an employee, such as Mr. Sutherland, does not and will not receive any compensation for his service as a director. Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors.  Directors are also entitled to protection provided by the indemnification provisions in our bylaws, as well as the protection provided by D & O liability insurance provided by us.

BOARD LEADERSHIP STRUCTURE

The Company maintains a policy of separating the roles of Chairman of the Board and Chief Executive Officer.  Gerald J. Pepping currently serves as Chairman of the Board of the Company, having been first elected to that position by the Company's Board at a meeting held November 17, 2009, and was effective immediately.  The Chairman of the Board is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market (the "NASDAQ") and the rules and regulations of the SEC.

The Board of Directors believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Board of Directors has concluded that having an independent Chairman enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee (the “Committee”) of the Company’s Board of Directors is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

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The Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the qualifications, independence and performance of the independent registered public accounting firm (“Auditor”), and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for the Company’s insurance company subsidiary. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on our investor relations website at http://ir.iccholdingsinc.com/.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NASDAQ Listing Standards and the rules of the SEC. The Board of Directors has further determined that Christine C. Schmitt is an “audit committee financial expert” within the meaning of the SEC rules.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Manager of Internal Controls provides the internal audit function, which includes objective assurance services regarding the effectiveness of management’s internal controls and procedures and consulting services designed to add value and improve the organization’s operations. The Committee oversees the Manager of Internal Controls and the overall internal audit function at the Company. To assist with this oversight, the Company’s Manager of Internal Controls provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Committee summarizing results of internal audit activities.

The Committee appoints and annually evaluates the performance of the Company’s Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable laws and regulations.

The Company’s current independent registered public accounting firm is BKD LLP (“BKD”). BKD has been the Company’s independent registered public accounting firm since 2016 and the Audit Committee has selected BKD to be the Company’s independent registered public accounting firm for fiscal 2018.

The Committee contracts with and sets the fees paid to the independent registered public accounting firm. The fees for BKD’s audit services for the past two fiscal years are set forth on page 11.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC.

In our fiscal year ended December 31, 2017, there were no other professional services provided by BKD, other than those listed in the table on page 11, that would have required our Audit Committee to consider their compatibility with maintaining the independence of BKD

The Committee received reports and reviewed and discussed the audited financial statements with management and the Auditor. The Committee also discussed with the Auditor matters required to be discussed by PCAOB Standard No.16, Communication with Audit Committees. The Committee received from the Company’s Auditor the written disclosures and letter required by the applicable PCAOB requirements for independent registered public accounting firm’s communications with the Audit Committee concerning auditor independence. The Committee discussed with the Auditor that firm’s independence and any relationships that may impact that firm’s objectivity and independence including audit and non-audit fees. Additionally, the Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Committee.

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Based on the Committee’s discussion with and review of reports from management, the Company’s Internal Control Manager and the Company’s Auditor and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Christine C. Schmitt (Chair)

R. Kevin Clinton

James R. Dingman

Joel K. Heriford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, the Compensation Committee was composed of Dan Portes, Joel Heriford, Christine Schmitt, and Mark Schwab. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

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EXECUTIVE COMPENSATION PRACTICES

INTRODUCTION

Given our growth strategy and where we are in our business life-cycle, in early 2017 the Compensation Committee engaged an independent compensation consultant to review our executive compensation levels and structure and help develop a new executive compensation philosophy and program to ensure that total direct compensation is closely tied to the achievement of Company performance measures that focus on our growth strategy and drive shareholder value creation.

An Executive Discretionary Performance Bonus Program, including a long-term incentive component, was approved by the Joint Boards of ICC Holdings, Inc. and Illinois Casualty Company on March 20, 2017.  The former profit sharing and individual bonus programs were replaced with a single, discretionary, performance bonus program.  Similar to the profit sharing program, the criteria for measuring performance includes key components of insurance company operations.  Company and individual goals are combined, with heavier weighting on Company goals.  Two bonus levels have been established; CEO and Vice President. Company and individual goals are to be set annually, with consideration of current market conditions. Performance measures and thresholds will be reviewed annually to ensure consistency with the business plan.

For 2017, our executive officers were compensated consistent with the design of the programs approved by the Board of Directors in 2017.  Specifically, they received annual base salaries and were eligible to receive a discretionary annual bonus up to a maximum percentage of their base salaries, based on the achievement of specific company and individual performance goals; a maximum of 35% of base salary for the CEO and 30% of base salary for the remaining executive officers respectively.  The CEO’s performance bonus structure includes an opportunity for earning up to an additional 15% of base salary for achieving “stretch goals.” The Summary Compensation Table on page 24 provides a summary of compensation for the Chief Executive Officer, the Chief Financial Officer, as well as the next two highly compensated executive officers for 2017 and 2016.

This report provides an overview of our executive compensation program which was implemented in 2017.

WHAT GUIDES OUR NEW EXECUTIVE COMPENSATION PROGRAM

The following summarizes the guidelines, decision-making process and structure of our executive compensation program effective March 20, 2017.

Our Compensation Philosophy and Guiding Principles

The philosophy underlying our executive compensation program is to attract, retain and motivate strong leadership to drive ICC’s business strategy and goals. Our executive compensation program is grounded in the following guiding principles:

•

Pay for performance: A portion of an executive’s total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and/or long-term business performance objectives.

•

Competitiveness:  Our initial goal is to target total direct compensation opportunities between the market 25th percentile and the market median (or above with requisite performance) to ensure that compensation is at a level that is appropriate relative to that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.  As we reach our goals of profitable growth, we will re-evaluate our competitiveness and may decide to pay above the 25th percentile to median range.

•

Shareholder alignment: Executives should be compensated through pay elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

The Role of the Compensation Committee

The primary oversight of the Company’s executive compensation program rests with the Compensation Committee of the Board of Directors (“the Compensation Committee”). The Compensation Committee is comprised entirely of independent directors. It is the responsibility of the Compensation Committee to determine whether, in its judgement, our executive compensation program, practices and policies are reasonable and appropriate, reflect our compensation philosophy and effectively serve in the best interests of our shareholders and our Company.

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The Role of the Chief Executive Officer.

The Compensation Committee makes all decisions about the compensation of our executive officers. The Chief Executive Officer provides the Compensation Committee with an assessment of the performance of the executive officers other than himself and compensation recommendations for the executive officers other than himself ― he does not play any role with respect to any matter impacting his own compensation.

The Role of the Independent Compensation Consultant

The Compensation Committee periodically engages consultants to independently review our executive compensation program, practices and policies. In 2017, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), an independent executive compensation consulting firm, to review our executive compensation levels and structure. Pearl Meyer also assisted the Compensation Committee in developing new performance-based incentive plans for executive officers.

The Role of Competitive Positioning

The Compensation Committee, with the support of its independent compensation consultant, periodically reviews salary levels relative to the compensation of executive officers of similarly-sized property and casualty insurance companies. In these reviews, the Compensation Committee primarily relies on publicly-available survey data, as there are few similarly-sized publicly-traded property and casualty insurance companies which can be used as comparators for executive compensation benchmarking purposes; however, peer company data is used as supplemental reference information by the Committee.

In early 2017, Pearl Meyer’s review and analysis of our executive compensation levels and structure determined that the base salaries and total cash compensation opportunity of ICC’s executive officers, in aggregate, fell below market competitive levels and were more aligned with the 25th percentile of the market. Until such time that the Company grows significantly, we feel it is prudent to take a conservative approach towards executive compensation; however, the decision was made to adjust executive salaries in recognition of the contributions made to the conversion process and additional responsibilities our executives will take on in relation to operating as a public company.

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OVERVIEW OF EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

Our compensation philosophy is supported by the following principal compensation elements:

(a)	Base salary: Base salaries are based on a blend of factors, including market data for the role, individual contributions and experience, performance and internal equity.
(b)

Annual incentives:  Annual incentive opportunities focus executives on achieving annual financial and strategic goals that drive long-term shareholder value. Award opportunities are based on an executive’s role within the Company.  Performance is assessed relative to a combination of Company and individual performance goals. Pre-determined Company performance measures and threshold, target and maximum performance levels are approved at the beginning of the calendar year by the Compensation Committee based on ICC’s annual business plan and consistent with market practice.

(c)

Long-term incentives:  The Company did not provide any long-term incentive compensation for 2017. In the future, the Company plans to use long-term compensation to motivate executives to execute on longer-term financial and strategic growth goals that drive shareholder value creation and support the Company’s retention strategy. It is anticipated that executives will be eligible to receive regular long-term incentive award grants in the form of cash and/or equity, as approved by the Compensation Committee. Actual awards will vest over a three-year period based on the achievement of pre-determined, financial or operational performance goals at the end of a defined performance period.

Other Benefits and Perquisites

Our executive officers participate in the same broad-based benefit programs that are generally available to all other employees, including health, dental, disability and life insurance programs, a Company match on contributions to the 401(k) plan, and participation in the Employee Stock Ownership Plan (ESOP) implemented in 2017. The Company also provides nominal perquisites and supplemental benefits such as country club membership dues and supplemental insurance benefits to several of its executive officers, based on business needs.

The Company provides our President and CEO with a deferred compensation arrangement through which he is eligible to receive defined levels of benefits based on his age and service at the time of his retirement from the Company.

OTHER PRACTICES AND POLICIES

Tax and Accounting Matters

Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of the Company’s executive officers. The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future.

We also operate our executive compensation program with the intention of complying with Section 409A of the Internal Revenue Code of 1986.

Employment Agreements

Sutherland Agreements.  Mr. Sutherland is party to an employment agreement with Illinois Casualty and the Company. Mr. Sutherland’s employment agreement, effective October 1, 2016, is terminable upon 60 days prior written notice. The employment agreement includes non-compete and non-solicitation covenants that last during his term of employment and two years thereafter. Pursuant to his employment agreement, Mr. Sutherland receives a base salary of $320,000, which is increased annually to reflect a cost of living increase based upon information published by the Bureau of Labor Statistics of the United States Department of Labor plus any other discretionary increases agreed by the board of directors or

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compensation committee from time to time. Mr. Sutherland is also eligible to receive (i) an annual discretionary performance-based bonus, (ii) paid annual personal time off in accordance with the benefits provided to other employees, and (iii) country club membership for the purpose of conducting company business, with Illinois Casualty owning the equity portion. He is also entitled to participate in all retirement plans and health, life, disability and other insurance programs offered by Illinois Casualty to its other employees. Mr. Sutherland will be entitled to participate in the pool of shares of our common stock designated to be awarded to our management team in accordance with the terms our equity incentive plan. Additionally, Illinois Casualty will provide Mr. Sutherland with company-funded disability income that, when coordinated with our group disability plans, will provide him with 75% of his base salary for the first 180 days of his disability. During the term of his employment agreement and for two years following his termination, Mr. Sutherland is subject to a covenant not to compete, a covenant not to solicit customers and a covenant not to solicit our key employees. This employment agreement replaced an employment agreement between Mr. Sutherland and Illinois Casualty originally entered into in August 2012.

In November 2012, we entered into a deferred compensation agreement with Mr. Sutherland. The agreement requires Illinois Casualty to make payments to Mr. Sutherland beginning at retirement, which is set at age 62. In the event of separation of service without cause prior to age 62, benefits under this agreement vest 25% in November 2017, 50% in November 2022, 75% in November 2027, and 100% on January 1, 2032. In the event of Mr. Sutherland’s death prior to retirement, benefits become fully vested and are payable to his beneficiaries. Using a discount rate of 3.6%, the fully vested obligation under the agreement would total approximately $1,689,467 on January 1, 2032. As of December 31, 2017, the accrued liability related to this agreement totaled $248,481.

Other Named Executive Officer Agreements.  None of our other executive officers are party to an employment agreement.  All of our other named executive officers have non-disclosure and change-in-control agreements, which include a non-compete covenant.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

Our current executive officers are listed below. The information for Mr. Sutherland, one of our named executive officers, is included under “Director Information.”

Our Other Named Executive Officers

Michael R. Smith, age 51, serves as the Vice President and Chief Financial Officer, a position he has held since May 2016. Previously, he served as the Vice President of Finance since January 2015. Mr. Smith joined the Company originally in 2011 as the Assistant Vice President of Finance until July 2013. He served as Vice President and Controller at CGB Enterprises, Inc. from July 2013 to January 2015. Mr. Smith has more than 20 years’ experience in the financial industry including 15 years in the insurance industry and holds a CPA and CPCU designation. Prior to joining the Company he worked for several insurance organizations including GF&C Holding Company, The Financial Group, Insurall, and Continental National Indemnity. Mike received his B.S.B.A. in Accounting from Xavier University and his M.B.A. in Finance from Xavier University.

Norman D. Schmeichel, age 48, serves as the Vice President and Chief Information Officer of the Company, a position he has held since 2011. Mr. Schmeichel has over 14 years’ experience in the insurance industry. He started with ICC in 2002 as the Associate Director of IT, and served as the Assistant Vice President of IT from 2007 to 2011. Mr. Schmeichel has over 20 years’ experience in development of enterprise solutions. He oversees the Company’s IT, Actuarial Services, and Products and Process operations. Mr. Schmeichel holds a B.A. in Economics from Northern Illinois University.

Howard J. Beck, age 58, serves as the Chief Underwriting Officer, a position he has held since May 2016. Previously, he served as the Vice President of Underwriting since 2014. He joined the Company in 2004 as Program Manager and has served as Marketing Manager and Director of Underwriting. Mr. Beck has over 24 years’ experience in the insurance industry and holds a CPCU. Prior to joining the Company, he was employed for over 12 years with both company and agency operations, working with Sentry Select, John Deere Insurance, and Lohman Brothers Agency. Mr. Beck oversees the Company’s Underwriting, Marketing and Loss Control operations. Mr. Beck received a B.S. in Finance from Northern Illinois University and his M.B.A. from University of St. Thomas.

Julia B. Suiter, age 50, serves as Chief Legal Officer of the Company, a position she has held since May 2016. Previously, she had been our Chief Litigation Counsel since 2011. She joined the Company in 2009 as Litigation Manager. Prior to joining the Company, Mrs. Suiter practiced in the areas of construction law, products liability, contract law, employment law, and insurance defense for more than 15 years. Prior to joining ICC, she served as Operations Counsel for

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KONE Inc., where she was also responsible for the company’s corporate compliance program, and taught the “Legal Environment of Business” course as an adjunct professor at St. Ambrose University. Julia holds a B.A. in Criminal Justice from Indiana University and a J.D. from Indiana University School of Law.

Other Executive Officers

Rickey Plunkett, age 62, serves as the Director of Claims, a position he has held since 2011. He joined the Company in 2010 as Claims Manager. He has more than 35 years’ experience in the insurance industry. Prior to joining the Company, Mr. Plunkett worked as Claims Program Manager for General Casualty Insurance Company. He holds the CPCU, CIC, and SCLA designations. Mr. Plunkett received his B.A. from Indiana State University.

Kathleen S. Springer, age 49, serves as the Chief Human Resources Officer, a position she has held since 2017.  Previously, Mrs. Springer was the Director of Human Resources from 2011 until 2017. She joined the Company in 2008 as the Human Resources Manager. Mrs. Springer has over 20 years’ experience the human resources field and holds both a SPHR and SHRM-SCP designation. Prior to joining ICC, she was employed in HR management with K’s Merchandise and Service Merchandise Corp. Mrs. Springer oversees the Company’s Administrative Services and Human Resources operations. Mrs. Springer received her B.A. from Western Illinois University.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Arron K. Sutherland	2017	350,000	—	—	—	31,000		95,072	18,516	494,588
President and Chief Executive Officer	2016	320,099	47,700	—	—	31,800		(20,267)	18,988	398,320

Michael R. Smith	2017	166,923	—	—	—	31,000	(2)	—	8,826	206,749
Vice President and Chief Financial Officer	2016	153,077	19,000	—	—	18,369		—	8,121	198,567

Norman D. Schmeichel	2017	179,019	—	—	—	13,000		—	8,671	200,690
Vice President and Chief Information Officer	2016	171,769	8,250	—	—	20,612		—	7,971	208,602

Howard Beck	2017	149,077	—	—	—	13,000		—	8,784	170,861
Vice President and Chief Underwriting Officer	2016	126,077	11,500	—	—	15,129		—	9,729	162,435

Julia B. Suiter	2017	149,230	—	—	—	18,000		—	8,233	175,463
Chief Legal Officer	2016	127,500	6,000	—	—	15,300		—	7,500	156,300

(1)	The amounts of discretionary performance bonuses and awards under the Executive Discretionary Performance Bonus Program. Each of our executive officers received a holiday bonus of $1,000 during 2017.
(2)	Mr. Smith received a $15,000 retention bonus during 2017.
(3)	The following table identifies and quantifies each item of compensation included in the All Other Compensation column for 2017:

Name	Year	Country Club Membership Dues	Fitness Subsidy Reimbursement	Matching Contributions to Retirement Plan	Life, AD & D, STD, LTD Insurance Premiums	Long-term Care Premiums	Supplemental Disability	Total All Other Compensation Footnote (1)
Arron K Sutherland	2017	1,991	300	10,800	1,180	4,245	—	18,516
Michael R. Smith	2017	505	—	7,405	916	—	—	8,826
Norman D. Schmeichel	2017	—	294	7,441	936	—	—	8,671
Howard Beck	2017	1,006	—	4,459	873	2,446	—	8,784
Julia B. Suiter	2017	—	111	6,169	873	1,080	—	8,233

Benefits Provided in Connection with Termination. If Mr. Sutherland’s employment is terminated as a result of his death, his estate or designated beneficiary will receive any base salary and expenses accrued and owing to Mr. Sutherland as of the date of termination of employment and all benefits due and owing to, or in respect of, Mr. Sutherland under all benefit plans, in accordance with their terms. We refer to these benefits as accrued obligations.

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If Mr. Sutherland’s employment is terminated by Illinois Casualty for Cause or by Mr. Sutherland without Good Reason, Mr. Sutherland will receive his accrued obligations, and Illinois Casualty will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA), with Mr. Sutherland financially responsible for such coverage.

If Mr. Sutherland’s employment is terminated as a result of his disability, by the Company other than for Cause or as a consequence of his death or normal retirement under our retirement plans and practices, or by Mr. Sutherland for Good Reason, Mr. Sutherland will receive his accrued obligations, and Illinois Casualty will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, following the execution of a general release in our favor, Mr. Sutherland will be entitled a lump sum payment equal to twelve months of base salary payable within thirty days following termination of employment. Also, beginning on the thirteenth month following termination of his employment and continuing through the eighteenth month following such termination, Mr. Sutherland will receive monthly payments equal to his base salary, which may be offset by any sources of employment or consulting or similar-type sources of income.

In the event of a “Change in Control Good Reason,” as defined in his employment agreement, Mr. Sutherland will receive his accrued obligations, and the Company will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, in the event that the Company or Illinois Casualty is sold or merged with another entity during the term of Mr. Sutherland’s employment and, as a result of that sale or merger, his employment is terminated, Mr. Sutherland will also receive a lump sum payment equal to twenty-four months of base salary payable within thirty days following termination of employment.

For purposes of Mr. Sutherland’s employment agreement, (a) Cause shall mean (i) his material breach of his employment agreement, (ii) his gross negligence in the performance or non-performance of any of his material duties or responsibilities under his employment agreement, (iii) the refusal of Mr. Sutherland to implement or adhere to policies or directives of Illinois Casualty’s board of directors, (iv) his dishonesty, fraud or willful misconduct with respect to, or disparagement of, the business or affairs of Illinois Casualty, (v) conduct of a criminal nature or involving moral turpitude (as such term is defined in his employment agreement) under the provisions of any federal, state or local laws or ordinance or transgression which may have an adverse impact on Illinois Casualty’s reputation and standing in the community (as determined by Illinois Casualty in good faith and fair dealing), and/or (vi) his absence from work for five consecutive days for any reason other than vacation, approved leave of absence (such approval not to be unreasonably withheld) or disability or illness pursuant to Illinois Casualty policy or law; (b) Good Reason shall mean Illinois Casualty materially breaches the provisions Mr. Sutherland’s employment agreement and he provides at least twenty days prior written notice to Illinois Casualty of the existence of such breach and his intent to terminate his employment agreement; however, no such termination shall be effective if such breach is cured during such period; (c) Change in Control shall mean the occurrence of any of the following: (i) a merger, consolidation, or division involving Illinois Casualty and/or the Company, (ii) a sale, exchange, transfer, or other disposition of substantially all of the assets of Illinois Casualty and/or the Company; (iii) a “person” or “group” (each within the meaning of Section 13(d) of the Exchange Act) becomes the “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of fifty percent (50%) or more of the outstanding shares of our common stock and/or Illinois Casualty’s common stock; or (iv) any other change in control similar in effect to any of the foregoing and specifically designated in writing as a “Change in Control” by the board of directors of Illinois Casualty and/or the Company; and (d) Change in Control Good Reason shall mean the occurrence of the following at any time during the term of Mr. Sutherland’s employment agreement: (i) within six months prior to, or one year after, a Change in Control, Illinois Casualty terminates his employment (other than for Cause), or (ii) within one year after such Change in Control any of the following occur, if taken without Mr. Sutherland’s express written consent: (A) a material diminution in his authority, duties or other terms or conditions of employment as the same exist on the date of the Change in Control; (B) any reassignment of Mr. Sutherland to a location greater than one hundred seventy-five miles from the location of his office on the date of the Change in Control, unless such new location is closer his primary residence than the location of the Change in Control; (C) any material diminution in his base salary; (D) any failure to provide Mr. Sutherland with any benefits enjoyed by him under any of the Company’ or Illinois Casualty’s retirement, health, life, disability, or other material employee plans in which Mr. Sutherland participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control except for any reductions in benefits or other actions resulting from change to or reductions in benefits applicable to employee’s generally; or (E) any other material breach of his employment agreement.

In October 2016, we entered into change in control agreements with each of Messrs. Smith, Schmeichel, and Beck, and Ms. Suiter, which provides for severance benefits upon the executive’s termination of employment in connection with a change in control. The definition of change in control is the same as contained in Mr. Sutherland’s employment agreement. Each change in control agreement is for a term ending on December 31, 2017 that is automatically renewed for an additional one-year term thereafter unless either party gives their respective notice of intent not to renew at least sixty days prior to

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January 1st of the subsequent year. Each change in control agreement also provides that the executive may not compete with our business or solicit any of our customers or employees for one year following the termination of such executive’s employment for any reason and during the term of the change in control agreement.

For purposes of the change in control agreement, (a) cause shall mean (i) the executive’s material breach of their respective change in control agreement or any other agreement with the Company or Illinois Casualty, as applicable, to which such executive is a party, (ii) the executive’s material failure to adhere to any written policy of the Company or Illinois Casualty generally applicable to their respective employees if such executive has been given thirty days written notice of such failure and a reasonable opportunity to comply with such policy or cure such executive’s failure to comply; (iii) the executive’s appropriation or attempted appropriation of a business opportunity of the Company or Illinois Casualty, including attempting to secure or securing any business or personal profit in connection with any transaction entered into on behalf of the Company or Illinois Casualty, as applicable; (iv) the executive’s misappropriation or attempted misappropriation of any of the funds or property (including any intellectual property) of the Company or Illinois Casualty; (v) the executive’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; or (vi) the executive’s conviction of an offense involving moral turpitude (as such term is defined in the change in control agreement) under the provisions of any federal, state or local laws or ordinances, or such executive’s use of alcohol, narcotics or illegal drugs to such an extent that will cause a material detrimental effect on the Company or Illinois Casualty; and good reason shall mean the occurrence of a change in control and the following at any time during the term of the change in control agreement: (i) within six months prior to, or one year after, a Change in Control, the Company or Illinois Casualty terminates the executive’s employment (other than for Cause), or (ii) any other material breach of the executive’s change in control agreement.

If a good reason occurs, the executive has ninety days thereafter to notify the Company and Illinois Casualty of such occurrence. If the Company and/or Illinois Casualty, as applicable, fail to cure such situation within thirty days after such notice, the executive is entitled to, within thirty days from the later of the date of termination of employment or delivery of the notice of termination, a lump sum cash payment equal to sum of (a) one times the executive’s base salary in effect as of the delivery date of the notice of termination and (b) one times the average cash bonus paid to the such executive within the current calendar year and two calendar years preceding the year in which the notice of termination is delivered. Additionally, upon such occurrence, during the period commencing from the date of termination of employment until the end of the twelfth month after such date, the executive shall be permitted to continue participation in, and the Company and/or Illinois Casualty, as applicable, shall maintain the same level of contribution for, such executive’s participation in their respective medical/health insurance in effect with respect to such executive during the one year period prior to such executive’s termination of employment or, if the Company and/or Illinois Casualty, as applicable, is not permitted to provide such benefits because such executive is no longer an employee or as a result of any applicable legal requirement, such executive shall receive a dollar amount, on or within thirty days following the dater of termination of employment, equal to the cost to the Company and/or Illinois Casualty, as applicable, of obtaining such benefits (or substantially similar benefits).

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual committee responsibilities with respect to risk oversight are included in their respective Charters. The Enterprise Risk Management Committee consists of Messrs. Burgess (Committee Chairman), Clinton, Portes, Schwab, and Sutherland. The purpose of the Enterprise Risk Management Committee is to review and make recommendations to the Board with respect to financial, reputational and other issues and risks of the company. In particular, the Enterprise Risk Management Committee works to:

•	review investment policies, strategies, transactions and performance; and
•	conduct an annual enterprise risk management review and assessment of proposed strategic plans and initiatives.

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SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2019 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to ICC Holdings, Inc. at 225 20th Street, Rock Island, Illinois 61201, Attn: Secretary, no later than December 21, 2018.

In accordance with the Company’s bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials, must comply with the procedures specified in the Company’s bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2018 Annual Meeting of Shareholders, this period will begin on February 21, 2019, and end on March 23, 2019.

In accordance with the Company’s bylaws, a shareholder who desires to nominate candidates for election to the Board must comply with the proceeding specified in the bylaws, including providing proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2019 Annual Meeting of Shareholders, this period will begin on February 21, 2019, and end on March 23, 2019.

If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such shareholder proposal or nomination.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to vote your proxy in one of the manners described on page 1 of this Proxy Statement.

By Order of the Board of Directors

/s/ Gerald J. Pepping

Gerald J. Pepping

Chairman of the Board

Rock Island, Illinois

April 20, 2018

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INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2018 Annual Meeting of Shareholders will be held at 8 a.m., CDT, on May 22, 2018, at the corporate offices of ICC Holdings, Inc., 225 20th Street, Rock Island, Illinois, 61204.

INTERNET VOTING

As a convenience, ICC Holdings, Inc. shareholders may vote their proxies via the Internet at www.proxypush.com/ICCH. Instructions are in your proxy card that you receive.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

Philadelphia Stock Transfer, Inc.
2320 Haverford Rd., Suite 230
Ardmore, PA  19003
Phone: 866-223-0448
Fax: 484-416-3597
http://www.philadelphiastocktransfer.com/

CONTACTING ICC HOLDINGS, INC.

For investor relations requests and management’s perspective on specific issues, contact Investor Relations, Attn: Julia Suiter, Esquire, 225 20th Street, Rock Island, Illinois 61201.

ICC  ON THE WEB

Our corporate website is www.ilcasco.com (Information on the website is not incorporated by reference into this Proxy Statement.)

ANNUAL MEETING OF ICC HOLDINGS, Inc.						Annual Meeting of ICC Holdings, Inc. to be held on Tuesday, May 22, 2018 for Holders as of March 29, 2018 This proxy is being solicited on behalf of the Board of Directors

Date:	May 22, 2018
Time:	8 A.M.
Place:	225 20th St, Rock Island IL 61201					VOTED BY:
						INTERNET	TELEPHONE
Please make your marks like this: ☒ Use dark black pencil or pen only						Go To	Call
						www.proxypush.com/ICCH	(866)-834-5750
The Board of Directors recommends you vote FOR the following:						• Cast your vote online.		•	Use any touch-tone telephone.
1:

Elect three  (3) Class I director nominees to the Board of Directors of ICC Holdings, Inc, each to serve until the 2021 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been elected and qualiﬁed;

						• View Meeting Documents.	OR	•	Have your Proxy Card/Voting Instruction Form ready.
								•	Follow the simple recorded instructions.
MAIL
	Directors up for vote include:				Directors	•			Mark, sign and date your Proxy Card/Voting Instruction Form.
					Recommend	•			Detach your Proxy Card/Voting Instruction Form.
			For	Withhold		•			Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
	1a. James R. Dingman		☐	☐	For
	1b. John R. Klockau		☐	☐	For

The undersigned, revoking all previous proxies, hereby appoints Arron K. Sutherland and Michael Smith, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of ICC HOLDINGS, Inc. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

All votes must be received by 11:59 P.M., Eastern Time, May 21, 2018.
All votes for 401(k) participants must be received by 5:00 P.M. on May 17, 2018.

PROXY TABULATOR FOR

ICC Holdings, Inc.

P.O. Box 8016

Cary, NC 27512

	1c. Gerald J. Pepping		☐	☐	For

The Board of Directors recommends you vote FOR proposals 2 and 3.
		For	Against	Abstain
2:	Ratify the appointment of BKD, LLP. as the Company’s independent registered public accounting ﬁrm for the current ﬁscal year;	☐	☐	☐	For

3:	Transact such other business as may properly be brought before the meeting.				For

Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here				Please Date Above
EVENT #
Please Sign Here				Please Date Above
CLIENT #

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — ICC Holdings, Inc.
Annual Meeting of Stockholders
May 22, 2018, 8:00 A.M. Central Daylight Time
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Arron K. Sutherland and Michael Smith (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ICC Holdings, Inc., the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 225 20th Street, Rock Island, Illinois 61201 and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:
1.	Elect three persons to the Board of Directors;
2.	Ratify the appointment of BKD, LLP. as the Company’s independent registered public accounting firm for the current fiscal year; and
3.	Transact such other business as my properly be brought before the meeting.

There are three directors up for election. They are:
James R. Dingman
John R. Klockau
Gerald J. Pepping

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposal 2.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side.)

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares ☐
in person, please mark this box.